                                                                     EXHIBIT (5)




                              AMENDED AND RESTATED
                               OPERATING AGREEMENT



                                       OF



                               TW HOLDINGS, L.L.C.





                               September 11, 1998

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE  1:  FORMATION  AND  DEFINITIONS..........................................................................1
                1.1  Formation....................................................................................1
                1.2  Company Name.................................................................................1
                1.3  Office and Agent.............................................................................2
                1.4  Foreign Qualification........................................................................2
                1.5  Term  .......................................................................................2
                1.6  Definitions..................................................................................2

ARTICLE  2:  PURPOSES AND POWERS..................................................................................9
                2.1  Purpose......................................................................................9
                2.2  Powers......................................................................................10

ARTICLE  3:  MEMBERS; MANAGEMENT; VOTING ........................................................................11
                3.1  Admission of Transferees as Members.........................................................11
                3.2  Managing Directors..........................................................................11
                3.3  Board Vote..................................................................................11
                3.4  Unanimous Vote..............................................................................11
                3.5  Expense Reimbursement; Indemnification......................................................12
                3.6  No Resignation or Retirement................................................................12

ARTICLE  4:  CAPITAL  AND  CAPITAL ACCOUNTS......................................................................12
                4.1  Maintenance.................................................................................12
                4.2  Revaluation.................................................................................13
                4.3  Contributions; Ownership Interests..........................................................13
                4.4  Additional Contributions....................................................................13
                4.5  No Withdrawal of Capital....................................................................14
                4.6  No Interest on Capital......................................................................14
                4.7  No Drawing Accounts.........................................................................14
                4.8  Transfers of Capital Accounts...............................................................14

ARTICLE  5:  ALLOCATION  OF  PROFITS  AND  LOSSES................................................................14
                5.1  Profits and Losses..........................................................................14
                5.2  General Allocation Rule.....................................................................15
                5.3  Exception...................................................................................15
                5.4  Tax Allocations.............................................................................15
                5.5  Transfer....................................................................................15
                5.6  Contributed and Revalued Property...........................................................15
                5.7  Tax Credits.................................................................................16

ARTICLE  6:  DISTRIBUTIONS.......................................................................................16
                6.1  Net Cash....................................................................................16

                                                                                                               Page
                6.2  Liquidating Distributions...................................................................16
                6.3  Payment.....................................................................................17
                6.4  Withholding.................................................................................17
                6.5  In Kind Distributions.......................................................................17
                6.6  Distribution Limitation.....................................................................17

ARTICLE  7:  MANAGING DIRECTORS..................................................................................17
                7.1  Annual Meeting..............................................................................17
                7.2  Special Meetings............................................................................18
                7.3  Place ......................................................................................18
                7.4  Notice......................................................................................18
                7.5  Waiver of Notice............................................................................18
                7.6  Meetings by Telephone.......................................................................18
                7.7  Action Without a Meeting....................................................................18
                7.8  Certain Conflicts...........................................................................18
                7.9  Resolution of Disagreements.................................................................19
                7.10  Termination of Voting Arrangements.........................................................19

ARTICLE  8:  LIABILITY  OF  MEMBERS..............................................................................19
                8.1  Limited Liability...........................................................................19
                8.2  Capital Contribution........................................................................19

ARTICLE  9:  Intentionally Omitted...............................................................................20

ARTICLE  10:  ACCOUNTING  AND  REPORTING.........................................................................20
                10.1  Fiscal Year................................................................................20
                10.2  Accounting Method..........................................................................20
                10.3 Tax Returns.................................................................................20
                10.4  Reports....................................................................................20
                10.5  Banking....................................................................................20

ARTICLE  11:  TRANSFER RESTRICTIONS..............................................................................20
                11.1  General Restriction........................................................................20
                11.2  No Member Rights...........................................................................20
                11.3  Permitted Transferees......................................................................21
                11.4  Transfer Restrictions Lasting Through 1999.................................................21
                11.5  Rights of First Refusal....................................................................21
                11.6  Change in Control of a Shareholder Group...................................................23
                11.7  General Conditions on Transfers............................................................24
                11.8  Rights of Transferees......................................................................24
                11.9  Admission..................................................................................25
                11.10      Satisfaction of Legal Requirements....................................................25
                11.11      Closing...............................................................................25
                11.12      Events of Withdrawal..................................................................25
                11.13  Obligation to Contribute Additional Shares to Company.....................................26

                                                                                                               Page
                11.14      Covenant Relating to Rule 9 of City Code..............................................26

ARTICLE  12:  DISSOLUTION  OF  THE  COMPANY......................................................................26
                12.1       Dissolution...........................................................................26
                12.2       Exclusive Means of Dissolution........................................................27

ARTICLE  13:  LIQUIDATION........................................................................................27
                13.1       Liquidation...........................................................................27
                13.2       Priority of Payment...................................................................27
                13.3       Distribution to Members...............................................................28
                13.4       Deficit Capital Account...............................................................28
                13.5       Liquidating Reports...................................................................28
                13.6       Articles of Dissolution...............................................................28

ARTICLE  14:  GENERAL  PROVISIONS................................................................................29
                14.1       Amendment.............................................................................29
                14.2       Unregistered Interests................................................................29
                14.3       Reliance..............................................................................29
                14.4       Equitable Relief......................................................................29
                14.5       Specific Performance..................................................................30
                14.6       Counterparts..........................................................................30
                14.7       Notices...............................................................................30
                14.8       Deemed Notice.........................................................................30
                14.9       Waivers Generally.....................................................................30
                14.10      Partial Invalidity....................................................................30
                14.11      Entire Agreement......................................................................31
                14.12      No Third Party Benefit................................................................31
                14.13      Binding Effect........................................................................31
                14.14      Further Assurances....................................................................31
                14.15      Headings..............................................................................31
                14.16      Terms.................................................................................31
                14.17      Governing Law.........................................................................31
                14.18      Restrictive Trade Practices Act.......................................................31

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT

                                       OF

                               TW HOLDINGS, L.L.C.


This AMENDED AND RESTATED OPERATING AGREEMENT is made as of September 11, 1998 by the members of TW HOLDINGS, L.L.C., a Colorado limited liability company (the "Company").

                                    RECITALS

         WHEREAS, United Artists Programming-Europe, Inc. ("UAPE"), MediaOne UK Cable, Inc., formerly named U S WEST UK Cable, Inc. ("MediaOne UK"), and MediaOne Cable Partnership Holdings, Inc., formerly named U S WEST Cable Partnership Holdings, Inc. ("MediaOne Cable"), the members of the Company (collectively, the "Members"), entered into an Operating Agreement for the Company dated as of June 16, 1995 (the "Original Agreement");

         WHEREAS, on the date of this Agreement [a] Cox U.K. Communications, L.P. (the "Cox Shareholder") will sell and assign to the Company certain ordinary shares of Telewest Communications plc owned by it (other than the economic benefits associated with such shares, which will be retained by the Cox Shareholder), [b] the Members will make cash contributions to the Company to fund the purchase of additional ordinary shares of Telewest Communications plc and [c] the Members will purchase additional ordinary shares of Telewest Communications plc, the beneficial interests in which they will contribute to the Company; and

         WHEREAS, the Members have determined that it is in their best interests to amend and restate the Original Agreement as set forth herein.

         NOW, THEREFORE, in consideration of their mutual promises, the Members agree as follows:


ARTICLE  1:  FORMATION  AND  DEFINITIONS

1.1 FORMATION. The Company was formed on June 16, 1995 by filing Articles with the Colorado Secretary of State pursuant to the Act.

1.2 COMPANY NAME. The business of the Company will be conducted under the name "TW Holdings, L.L.C." or any other name determined from time to time by the Board in accordance with applicable law.

1.3 OFFICE AND AGENT. The registered office of the Company in Colorado is at 5619 DTC Parkway, Englewood, Colorado 80111, and its registered agent is Stephen
M. Brett. The Company may subsequently change its registered office or registered agent in Colorado in accordance with the Act.

1.4 FOREIGN QUALIFICATION. The Company will apply for a certificate of authority to do business in any other jurisdiction where such authority is required.

1.5 TERM. The Company began on the date its Articles were filed with the Colorado Secretary of State and will continue until its Dissolution.

1.6 DEFINITIONS. The following capitalized terms, when used in this Agreement, have the meanings set forth below:

Act: the Colorado Limited Liability Company Act, as amended from time to time.

Additional Contribution:      a capital contribution (other than the Initial
                              Contributions) that a Member makes to the Company, as described in Section 4.4.

Affiliate:                    with respect to any Person, any other Person
                              directly or indirectly Controlling, directly or indirectly Controlled by or under direct or indirect common Control with such Person.

Agreement:                    this Amended and Restated Operating Agreement, as
                              amended from time to time.

Articles:                     the articles of organization of the Company filed
                              under the Act, as amended from time to time.

Bankruptcy:                   of a Member will be deemed to occur when such
                              Member [a] files a voluntary petition in bankruptcy, [b] is adjudged bankrupt or insolvent or has entered against such Member an order for relief in any bankruptcy or insolvency proceeding, [c] files a petition or answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, [d] files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of that nature or [e] seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of such Member's property.

Board:                        as defined in Section 3.2.

Capital Account:              the book capital account to be established and
                              maintained for each Member in accordance with this Agreement.

Capital Contribution:         any contribution by a Member to the Company which
                              is either an Initial Contribution or an Additional
                              Contribution.

Change in Control:            with respect to MediaOne International Holdings,
                              Inc., formerly named U S WEST International
                              Holdings, Inc. ("MediaOne Holdings"), and its
                              Affiliates (other than MediaOne) or TINTA and its Affiliates (other than TCI), the acquisition
                              (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions) of beneficial ownership by any Person (other than pursuant to a distribution in specie, spin off, share dividend, demerger or similar transaction and other than, with respect to beneficial ownership of equity interests in TINTA or any of its Affiliates, by TINTA or any of its Affiliates and, with respect to beneficial ownership of equity interests in MediaOne Holdings or any of its Affiliates, by MediaOne Holdings or any of its Affiliates) of equity interests in MediaOne
                              Holdings and/or any of its Affiliates (other than MediaOne) or TINTA and/or any of its Affiliates
                              (other than TCI), as the case may be, as a result of which such Person has the power, directly or indirectly, to direct the voting and disposition of Ordinary Shares held by TINTA and its Affiliates or MediaOne Holdings and its Affiliates, as the case may be, representing at least 15% of the outstanding Ordinary Shares of Telewest. For purposes of this definition, a

                              Member shall be deemed to control the voting and disposition of such Member's Pro Rata Shares. A Change in Control shall be deemed voluntary if it is the result of a transaction agreed to by TINTA or any of its Affiliates or MediaOne Holdings or any of its Affiliates, as the case may be. A Change in Control shall be deemed involuntary if it is the result of actions by Persons (other than TINTA or any of its Affiliates or MediaOne Holdings or any of its Affiliates, as the case may
                              be) taken without the agreement or consent of TINTA or any of its Affiliates or MediaOne Holdings or any of its Affiliates, as the case may be.

Closing Price:                [a] with respect to Ordinary Shares to be offered
                              on the London Stock Exchange, will be the sale price which appears on the relevant Reuters Screen
                              No. for Telewest as of 11:00 a.m. (London time) on a Trading Day, provided that if such Ordinary
                              Shares do not appear on such Reuters Screen or such Reuters Screen is temporarily unavailable, the sale price with respect to the Ordinary Shares will be the last reported sale price which appears in the Official List of the London Stock Exchange on a Trading Day and [b] with respect to Ordinary
                              Shares to be offered on the New York Stock
                              Exchange or another U.S. national securities exchange in the form of ADSs, will be the last reported sale price on a Trading Day on such exchange or, if no such sale takes place on such day, the average of the high and low sales prices for such day as reported on the New York Stock
                              Exchange Composite Tape, or, if no such sales are reported, the reported last sale price (or, if no such sale takes place on such day, the average of the reported closing bid and asked prices), on the Nasdaq National Market, or if the ADSs are not quoted on such National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New
                              York Stock Exchange member firm selected by the Board for that purpose.

Code: the Internal Revenue Code of 1986, as amended from time to time (including corresponding provisions of subsequent revenue laws).

Contribution Agreement:       the Contribution Agreement dated as of April 15,
                              1998 among the Members and the Company.

Control: with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Controlled Person, whether through equity ownership, by contract or otherwise, but a Person shall not be deemed to Control another Person solely by virtue of any veto rights granted to it as a minority equity owner or by virtue of super majority voting rights.

Dissolution:                  the change in the relationship of the Members
                              caused by the occurrence of an event described in
                              Section 12.1.

Distribution:                 a distribution of money or other property made by
                              the Company with respect to an Ownership Interest.

Event of Withdrawal:          the occurrence of an event which terminates a
                              Member's membership in the Company, as provided in
                              Section 11.12.

Fair Market Value:            as to any Property, the price at which a
                              willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

Fiscal Year:                  the fiscal and taxable year of the Company as
                              determined under this Agreement, including both
                              12- month and short taxable years.

Initial Contribution:         the initial capital contribution made by each
                              Member to the Company, as set forth on EXHIBIT A.

Liquidation:                  the process of terminating the Company and
                              winding up its business under Article 13 after its Dissolution.

Losses: the Company's net loss (including deductions) for any Fiscal Year, determined under Section 5.1.

Managing Director:            as defined in Section 3.2.

MediaOne:                     MediaOne Group, Inc., a Delaware corporation
                              formerly named U S WEST, Inc., and its successors, whether by merger or otherwise.

MediaOne Directors:           as defined in Section 3.2.

MediaOne Shareholder:         MediaOne UK or MediaOne Cable.

MediaOne Shareholder Group:   each MediaOne Shareholder and any member of the
                              group consisting of MediaOne and its Affiliates to whom Ownership Interests or Shares originally issued to a MediaOne Shareholder are Transferred in accordance with this Agreement or the Relationship Agreement.

Member: a Person who is a Member on the date of this Agreement or who is subsequently admitted as a Member as provided in this Agreement.

Member Group:                 all of the Members included in any Shareholder
                              Group.

Net Cash:                     cash receipts of the Company less payment of, or
                              reasonable reserves for, operating expenses, capital requirements, improvements, debt service, and other cash requirements of the Company as determined by the Board.

Ordinary Share:               an ordinary share, 10p par value (including
                              ordinary shares represented by American Depository
                              Shares), in the capital of Telewest, or any other shares of capital stock issued in substitution or replacement thereof in any merger, share exchange, recapitalization or other similar transaction.

Ownership Interest:           with respect to each Person owning an interest in
                              the Company, all of the interests of such Person in the Company (including, without limitation, an interest in the Profits and Losses, a Capital
                              Account interest and all other rights and obligations of such Person under this Agreement) in the percentages set forth on EXHIBIT A, as the same may be amended from time to time in accordance with this Agreement.

Permitted Transferee:         a Person described in Section 11.3 to whom an
                              Ownership Interest may be Transferred without the Transferor offering the other Member Group a right of first refusal under this Agreement.

Person: an individual, corporation, trust, partnership, limited liability company, unincorporated organization, association or other entity.

Pro Rata Shares:              with respect to any Member, a portion of the
                              number of Shares owned by the Company attributable to such Member's Ownership Interest, which will equal the product of [x] the aggregate number of Shares owned by the Company (except those Shares in which the Cox Shareholder owns an economic interest pursuant to the Amended and Restated
                              Co-Ownership Deed between the Company and the Cox
                              Shareholder dated as of the date of this Agreement) multiplied by [y] such Member's percentage Ownership Interest in the Company, expressed as a decimal.

Profits: the Company's net profit (including income and gains) for any Fiscal Year, determined under
                              Section 5.1.

Related Transfer:             a Transfer by means of a distribution, spin-off,
                              stock dividend or other transaction as a result of which one or more Affiliates of the transferor beneficially own 80% or more of the Pro Rata
                              Shares that immediately prior to such Transfer were beneficially owned by the Shareholder Group of which the transferor is a member.

Relationship Agreement:       the Amended and Restated Relationship Agreement
                              dated as of April 15, 1998 among Telewest, the TCI
                              Shareholder, the MediaOne Shareholders and other parties.

Shareholder:                  the TCI Shareholder, each MediaOne Shareholder
                              and any other Person who acquires Shares in accordance with this Agreement or the Relationship
                              Agreement and becomes a party to, or otherwise agrees to be bound by, the Relationship Agreement subsequent to the date hereof by signing a counterpart of the Relationship Agreement or another document to the same effect.

Shareholder Group:            the TCI Shareholder Group or the MediaOne
                              Shareholder Group.

Shares: [a] Ordinary Shares and [b] convertible preference shares, 10p par value per share, of Telewest (or any other shares of capital stock issued in substitution or replacement thereof in any merger, share exchange, recapitalization, scheme of arrangement or other similar transaction). In calculating the percentage ownership of Shares for purposes of this Agreement, a holder of Shares will be deemed to own the number of Ordinary Shares into which its convertible preference shares are then convertible, without regard to any prohibition or restriction on conversion.

TCI: Tele-Communications, Inc., a Delaware corporation, and its successors, whether by merger or otherwise.

TCI Directors:                as defined in Section 3.2.

TCI Shareholder:              United Artists Programming - Europe, Inc.

TCI Shareholder Group:        the TCI Shareholder and any member of the group
                              consisting of TCI and its Affiliates to whom Ownership Interests or Shares originally issued to the TCI Shareholder are Transferred in accordance with this Agreement or the Relationship Agreement.

Telewest:                     Telewest Communications plc, a public limited
                              company organized under the laws of England and Wales, and its successors and assigns, whether by merger, scheme of arrangement or otherwise.

Third Party:                  with respect to any Member, a Person other than an
                              Affiliate of such Member.

Third Party Offer:            a bona fide, non-collusive, binding, arms'-length
                              written offer to purchase from a Third Party with the purchase price stated in terms of U.S. dollars or English pounds sterling.

Trading Day:                  each Monday, Tuesday, Wednesday, Thursday and
                              Friday, other than any day on which securities are not traded on the applicable exchange or market.

Transfer:                     a sale, exchange, assignment, transfer, pledge or
                              other disposition, whether voluntary or by operation of law.

Transferee:                   a Person to whom an Ownership Interest is
                              Transferred in compliance with this Agreement.

Transferor:                   a Person who Transfers an Ownership Interest in
                              compliance with this Agreement.

Vote: the action of the Company by its Members or the Board, either in meeting assembled or by written consent without a meeting.


ARTICLE  2:  PURPOSES AND POWERS

2.1 PURPOSE. The purpose of the Company shall be to own the Shares contributed to it by the Members, to acquire further Shares in accordance with the terms of this Agreement and the Contribution Agreement and to vote, dispose and otherwise take actions in respect of the Shares owned by the Company in accordance with the terms of this Agreement. The Company shall be permitted to conduct such lawful business [a] as may be necessary or appropriate to give full effect to the foregoing purpose and to all of the provisions of this Agreement and [b] as may be consented to by the unanimous Vote of the Members.

2.2 POWERS. The Company shall have any and all powers necessary or desirable to carry out the purpose and business of the Company to the extent the same may be legally exercised by limited liability companies under the Act. Without limiting the foregoing, and subject to the other provisions of this Agreement, the purposes of the Company may be accomplished through the following powers (which are not exclusive):

[a] to acquire, hold, transfer, distribute, or otherwise dispose of Company assets (or rights or interests in such property);

[b] to enter into any contracts or agreements concerning the assets of the Company;

[c] to execute and deliver all instruments, including proxies, assignments, and other documents of transfer, as may be necessary or advisable for the administration of the Company;

[d]             to hold the assets of the Company in the name of a nominee;

[e] to vote securities, exercise rights, and pay calls and assessments;

[f] to settle claims and take or defend judicial and administrative proceedings:

[g] to employ agents and independent contractors as may be necessary or advisable for the administration of the Company;

[h] to establish reserves for taxes, assessments, insurance premiums, repairs, maintenance, improvements, depreciation, depletion and obsolescence out of the rents, profits or other income received;

[i] to pay all expenses reasonably incurred in the administration of the Company; and

[j] to do such other things and engage in such other activities related directly or indirectly to the foregoing as may be necessary, convenient or advisable to the conduct of the business of the Company.

ARTICLE  3:  MEMBERS; MANAGEMENT; VOTING

3.1 ADMISSION OF TRANSFEREES AS MEMBERS. A Transferee shall be admitted as a Member of the Company only upon the affirmative unanimous Vote of Members, except that a Transferee which is an Affiliate of a Member shall automatically be admitted as a Member, subject to compliance with Section 11.7, without any action on the part of the other Members.

3.2 MANAGING DIRECTORS. Except as specifically set forth in Section 3.4, the management and policy-making functions of the Company shall reside in a board (the "Board") composed of four individuals (each, a "Managing Director") to be elected annually and who shall serve until their successors are elected and qualified. Such Managing Directors shall be elected by unanimous Vote of the Members. Members included in the TCI Shareholder Group shall be entitled to nominate two Managing Directors ("TCI Directors") and Members included in the MediaOne Shareholder Group shall be entitled to nominate the other two Managing Directors ("MediaOne Directors"). Each Member agrees to Vote all of its Ownership Interest in any election of Managing Directors in favor of the Persons nominated in accordance with the preceding sentence. Upon the occurrence of a vacancy in the Board, the Member who nominated the Managing Director in respect of whom such vacancy exists may nominate a replacement, and the Members shall Vote in favor of such replacement, who shall serve until such replacement Managing Director's successor is elected.

3.3 BOARD VOTE. Except as set forth in Section 7.9 and except as provided in
Section 3.4 relating to a unanimous Vote of Members, all decisions by the Company (including the incurrence of any liabilities by the Company other than those related solely to the ownership of the Shares) will be made by the affirmative Vote of a majority of the Managing Directors without regard to vacancies.

3.4 UNANIMOUS VOTE. The following decisions or actions will require the unanimous Vote of the Members: [a] the payment of compensation to any Member or any Affiliate of a Member for services rendered to the Company, other than such Member's share of Profits; [b] the approval of any voluntary Additional Contribution as provided in Section 4.4 (except those required by the Contribution Agreement or Section 11.13); [c] the making of any curative or remedial ss. 704(c) allocation under Section 5.6; [d] the voluntary Dissolution of the Company under Section 12.1; [e] any amendment of this Agreement; [f] the sale, exchange or other disposition of any of the Shares, other than (i) a Transfer permitted under Article 11 or a distribution of Pro Rata Shares to a Member on or after December 31, 1999 as permitted by Section 6.5 and (ii) any Transfer to the Cox Shareholder pursuant to the Amended and Restated Co-Ownership Deed among Cox Communications, Inc., the Cox Shareholder, MediaOne International Holdings, Inc., Tele-Communications International, Inc. and the

Company dated as of April 15, 1998; [g] any Distribution to a Member of its Pro Rata Shares prior to December 31, 1999 pursuant to Section 6.5, except pursuant to a Related Transfer; and [h] the admission of any new or substitute Member except pursuant to the last sentence of Section 11.9.

3.5 EXPENSE REIMBURSEMENT; INDEMNIFICATION. Except as otherwise provided in this Agreement, upon compliance with such policies and procedures as the Company may from time to time adopt, the Members and the Managing Directors will be reimbursed by the Company for all reasonable expenses incurred on behalf of the Company in connection with its business. The Company will indemnify its Managing Directors against liability incurred in any proceeding in which such Managing Director is made a party because he or she is or was a manager of the Company to the maximum extent permitted by the Act.

3.6 NO RESIGNATION OR RETIREMENT. Each Member agrees not to voluntarily resign or retire from the Company, except for permissible Transfers as provided in
Article 11 and in connection with Pro Rata Share Distributions permitted by
Section 6.5. However, if such voluntary resignation or retirement occurs in contravention of this Agreement, the withdrawing Member will, without further act, become a Transferee of its entire Ownership Interest with the limited rights of a Transferee who has not been admitted as a Member in accordance with this Agreement, as set forth in Section 11.8.


ARTICLE  4:  CAPITAL AND CAPITAL ACCOUNTS

4.1 MAINTENANCE. A Capital Account will be maintained for each Member and credited, charged and otherwise adjusted as follows:

[a] Credited with [i] the amount of money contributed by the Member as an Initial Contribution or Additional Contribution, [ii] the Fair Market Value of Shares and other property contributed by the Member as an Initial Contribution or Additional Contribution (net of liabilities secured by such property that the Company takes subject to or assumes), [iii] the Member's allocable share of Profits and [iv] all other items properly credited to its Capital Account in accordance with U.S. generally accepted accounting principles consistently applied; and

[b] Charged with [i] the amount of money distributed to the Member by the Company, [ii] the Fair Market Value of Shares and other property distributed to the Member by the Company (net of liabilities secured by such property that the Member takes subject to or assumes), [iii] the Member's allocable share of Losses and [iv] all other items properly charged to its Capital Account in accordance with U. S. generally accepted accounting principles consistently applied.

Any unrealized appreciation or depreciation with respect to any asset distributed in kind will be allocated among the Members in accordance with the provisions of Article 5 as though such asset had been sold for its Fair Market Value on the date of Distribution, and the Members' Capital Accounts will be adjusted to reflect both the deemed realization of such appreciation or depreciation and the Distribution of such property.

4.2 REVALUATION. Upon a contribution of money, Shares or other property to the Company by a new or continuing Member as consideration for an Ownership Interest in the Company, and upon a Distribution of money, Shares or other property to a retiring or existing Member in consideration of an Ownership Interest in the Company that is being redeemed by the Company, the Capital Accounts of the Members will be increased or decreased to reflect the Fair Market Value of the assets of the Company as of the date of such contribution or Distribution. Adjustments made pursuant to the preceding sentence will reflect the manner in which any unrealized appreciation or depreciation with respect to the assets of the Company (which appreciation or depreciation is not reflected in the Capital Accounts as of the adjustment date) would be allocated among the Members if such assets were sold at Fair Market Value on the adjustment date. Following any adjustment under this Section 4.2, for purposes of computing Profits or Losses of the Company, items of depreciation, amortization, depletion, gain or loss relating to revalued property will be determined based upon the Fair Market Value of such property at the adjustment date. For purposes of making any adjustment pursuant to this Section 4.2, Fair Market Value shall be determined by agreement of the Members or, if they cannot so agree within 7 days following the date on which a contribution or Distribution is made, by following the procedure set forth in Section 11.5[d].

4.3 CONTRIBUTIONS; OWNERSHIP INTERESTS. Each Member has made the Initial Contribution to the Company as set forth opposite such Member's name on the attached EXHIBIT A, and on the date of this Agreement is making the Additional Contribution set forth opposite its name on EXHIBIT A. The Ownership Interests of the Members as of the date of this Agreement are as set forth on EXHIBIT A.

4.4 ADDITIONAL CONTRIBUTIONS. Except as required by Section 11.13 or the Contribution Agreement or upon the unanimous Vote of the Members, no Additional Contribution by any Member will be required or permitted unless otherwise required by law. If any Additional Contribution is made after the date of this Agreement, EXHIBIT A will be amended to reflect the Additional Contribution and any resulting change in the Ownership Interests of the Members. Upon the making of an Additional Contribution by any Member or Members, the percentage Ownership Interest of each Member will be adjusted (or, in the case of a Shareholder admitted as a new Member under Section 11.13, determined) to equal the percentage obtained by dividing the sum of [a] the Fair Market Value of the assets of the Company less the liabilities of the Company immediately prior to the Additional Contribution(s) ("Pre-Contribution Company Value"), multiplied by that Member's percentage Ownership Interest in the Company immediately prior to the Additional Contribution(s), plus [b] the Fair Market Value of that Member's Additional Contribution, if any, on that date, by the sum of [y] the Pre-Contribution Company Value plus [z] the Fair Market Value of all Members' Additional Contributions on that date. For purposes of this Section 4.4, any Shares contributed by a Shareholder admitted as a new Member under Section 11.13 shall be treated as an Additional Contribution by such Shareholder. In adjusting or determining Ownership Interests pursuant to this Section 4.4, Fair Market Value shall be determined by agreement of the Members or, if they cannot so agree within 7 days following the date on which an Additional Contribution is made to the Company, by following the procedure set forth in Section 11.5[d].

4.5 NO WITHDRAWAL OF CAPITAL. Except as specifically provided in Section 6.5, no Member will be entitled to withdraw all or any part of such Member's capital from the Company or, when such withdrawal of capital is permitted, to demand a Distribution of property other than money.

4.6 NO INTEREST ON CAPITAL. No Member will be entitled to receive interest on such Member's Capital Contributions or Capital Account.

4.7 NO DRAWING ACCOUNTS. The Company will not maintain a drawing account for any Member. All Distributions to Members will be governed by Article 6 (relating to Distributions) and by Article 13 (relating to Liquidation).

4.8 TRANSFERS OF CAPITAL ACCOUNTS. If all or any part of an Ownership Interest is Transferred in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Ownership Interest will carry over to the Transferee.


ARTICLE  5:  ALLOCATION  OF  PROFITS  AND  LOSSES

5.1 PROFITS AND LOSSES. For each Fiscal Year, Profits or Losses of the Company will be an amount equal to the Company's income or loss determined in accordance with the accrual method of accounting and U.S. generally accepted accounting principles consistently applied, except as otherwise provided in the last sentence of Section 4.2.

5.2 GENERAL ALLOCATION RULE. Except as otherwise provided in (or until changed pursuant to) this Agreement, the Profits or Losses of the Company, including items of income, gain, loss and deduction for each Fiscal Year, will be allocated to the Members in proportion to their respective Ownership Interests.

5.3 EXCEPTION. Notwithstanding the general rule on allocation of Losses stated in Section 5.2, Losses of the Company attributable to any Member nonrecourse liability (which is nonrecourse to the Company, but for which one or more Members or a related party bears the economic risk of loss) will be allocated to the Member or Members bearing the economic risk of loss for the liability. The determination and allocation of deductions attributable to any Member nonrecourse liability will be made in accordance with regulations promulgated under ss. 752 of the Code and regulations promulgated under ss. 704(b) of the Code. Similarly, notwithstanding the general rule on allocation of Profits, any Profits of the Company will be determined and allocated to the Members in accordance with the chargeback rules promulgated under ss. 704(b) of the Code applying to nonrecourse debt minimum gain.

5.4 TAX ALLOCATIONS. Except as otherwise provided in Section 5.6, allocation of items of income, gain, loss and deduction of the Company for federal income tax purposes for a Fiscal Year will be allocated, as nearly as is practicable, in accordance with the manner in which such items are reflected in the allocations of Profits and Losses among the Members for such Fiscal Year. To the extent possible, principles identical to those that apply to allocations for federal income tax purposes will apply for state and local income tax purposes.

5.5 TRANSFER. If any Transfer of an Ownership Interest occurs during any Fiscal Year, the books of the Company will be closed as of the effective date of the Transfer. The Profits or Losses attributed to the period from the first day of such Fiscal Year through the effective date of Transfer will be allocated to the Transferor, and the Profits or Losses attributed to the period commencing on the effective date of Transfer will be allocated to the Transferee. In lieu of an interim closing of the books of the Company and with the agreement of the Transferor and Transferee, the Company may agree to allocate Profits and Losses for such Fiscal Year between the Transferor and Transferee based on a daily proration of items for such Fiscal Year or any other reasonable method of allocation (including an allocation of extraordinary Company items, as determined by the Company, based on when such items are recognized for federal income tax purposes).

5.6 CONTRIBUTED AND REVALUED PROPERTY. All items of income, gain, loss and deduction with respect to property contributed (or deemed contributed) to the Company or revalued under Section 4.2 will, solely for tax purposes, be allocated among the Members so as to take into account the variation between the tax basis of the property and its Fair Market Value at the time of contribution or revaluation. For example, if there is built-in gain with respect to contributed property, upon the Company's sale of that property the pre-contribution taxable gain (as subsequently adjusted under the ss. 704(c) Regulations during the period such property was held by the Company) would be allocated to the contributing Member (and such pre-contribution gain would not again create a Capital Account adjustment since the property was credited to Capital Account upon contribution at its Fair Market Value). Except as limited by the following sentence, the allocation of tax items with respect to ss. 704(c) property to Members not contributing such property will, to the extent possible, be equal to the allocation of the corresponding book items made to such noncontributing Members with respect to such property. If book allocations of cost recovery deductions (such as amortization or depreciation) exceed the tax allocations of those items so that the ceiling rule of the ss. 704(c) Regulations applies, the Company will make curative allocations or remedial allocations of tax items only upon the affirmative Vote of all Members. All tax allocations made under this Section 5.6 will be made in accordance with ss. 704(c) of the Code and the ss. 704(c) Regulations.

5.7 TAX CREDITS. To the extent that the federal income tax basis of an asset is allocated to the Members in accordance with the Regulations promulgated under ss. 46 of the Code, any tax credit attributable to such tax basis will be allocated to the Members in the same ratio as such tax basis. With respect to any other tax credit, to the extent that a Company expenditure gives rise to an allocation of loss or deduction, any tax credit attributable to such expenditure will be allocated to the Members in the same ratio as such loss or deduction. Consistent principles will apply in determining the Members' interests in tax credits that arise from taxable or non-taxable receipts of the Company. All allocations of tax credits will be made as of the time such credit arises. Any recapture of a tax credit will, to the extent possible, be allocated to the Members in the same manner as the tax credit was allocated to them.


ARTICLE  6:  DISTRIBUTIONS

6.1 NET CASH. Net Cash will be allocated and paid to the Members in proportion to their Ownership Interests. Distributions of Net Cash will be made to the Members at such times as the Members by unanimous Vote approve.

6.2 LIQUIDATING DISTRIBUTIONS. Upon the Liquidation of the Company following its Dissolution, liquidating Distributions will be made to the Members as provided in Article 13.

6.3 PAYMENT. Any Distribution will be made to a Member only if such Person owns an Ownership Interest on the date of Distribution, as reflected on the books of the Company.

6.4 WITHHOLDING. If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member. Each Member agrees to timely file any agreement that is required by any taxing authority in order to avoid any withholding obligation that otherwise would be imposed on the Company.

6.5 IN KIND DISTRIBUTIONS. Each Member is entitled to require the Company to distribute such Member's Pro Rata Shares to it in whole or in part [a] at any time prior to December 31, 1999 if the MediaOne Shareholders and the TCI Shareholder so agree in writing, [b] at any time on or after December 31, 1999 if such Member so elects, without the consent of any other Person, and [c] at any time pursuant to a Related Transfer. If the Company distributes Shares to any Member who contributed Shares to the Company within seven years preceding the date of such Distribution, the Company will, to the extent of any such Shares then owned by the Company, distribute to such Member those Shares originally contributed by such Member. The Company will maintain records relating to contributed Shares in a manner sufficient to enable the Company to identify the Member who contributed such Shares.

6.6 DISTRIBUTION LIMITATION. Notwithstanding any other provision of this Agreement, the Company will not make any Distribution to the Members if, after the Distribution, the liabilities of the Company (other than liabilities to Members on account of their Ownership Interests) would exceed the Fair Market Value of the Company's assets. With respect to any property subject to a liability for which the recourse of creditors is limited to the specific property, such property will be included in assets only to the extent the property's Fair Market Value exceeds its associated liability, and such liability will be excluded from the Company's liabilities.


ARTICLE  7:  MANAGING DIRECTORS

7.1 ANNUAL MEETING. The annual meeting of the Board will be held on the second Tuesday of April in each year at 9:00 a.m. (local time) or at such other time as determined by resolution of a majority of the Managing Directors (without regard to any vacancies). The purpose of the annual meeting is to review the Company's operations for the preceding Fiscal Year and to transact such business as may come before the meeting.

7.2 SPECIAL MEETINGS. Special meetings of the Board, for any purpose or purposes, may be called by any Managing Director.

7.3 PLACE. Unless otherwise agreed by the Board, or if no designation is made, the place of meeting will be the Company's registered office in Colorado.

7.4 NOTICE. Notice of any meeting must be given not less than 5 days nor more than 30 days before the date of the meeting. Such notice must state the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called.

7.5 WAIVER OF NOTICE. Any Managing Director may waive, in writing, any notice required to be given to such Managing Director, whether before or after the time stated in such notice. Any Managing Director who signs minutes of action (or written consent or agreement to action) will be deemed to have waived any required notice with respect to such action.

7.6 MEETINGS BY TELEPHONE. The Managing Directors may participate in a meeting by means of conference telephone or similar communications equipment by which all Managing Directors participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting and waiver of any required notice.

7.7 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by at least a majority of all of the Managing Directors (without regard to any vacancies). Action so taken is effective when sufficient Managing Directors approving the action have signed the consent, unless the consent specifies a later effective date.

7.8 CERTAIN CONFLICTS. If any Member or any Affiliate of a Member has a conflict of interest with respect to any matter on which the Company is to vote its Shares, the Shares held by the Company shall be voted as follows: the Pro Rata Shares of any Member who has such conflict, or of any Member which is an Affiliate of such conflicted Person, shall be voted "abstain," and the remainder of the Shares held by the Company shall be voted as designated by the Managing Directors nominated by the Member that is not subject to such conflict. In addition, the Company shall vote all its Shares in favor of candidates for director of Telewest (or the removal of such director) which any Shareholder Group is entitled to nominate (or remove) in accordance with Telewest's Articles of Association or the Relationship Agreement.

7.9 RESOLUTION OF DISAGREEMENTS. All Shares shall be voted as the TCI Directors and the MediaOne Directors agree. If the TCI Directors and the MediaOne Directors cannot agree on any matter requiring a vote of the Shares within a period of 10 days after the matter is first presented for decision, the matter in dispute shall be referred to the Chief Executive Officers of the ultimate parent companies of the TCI Shareholders and the MediaOne Shareholders (or other representatives designated by them) and the Shares shall be voted on such matter in accordance with the joint decision of such officers. If those officers cannot agree on any matter presented to them prior to the earlier of the date the vote is to be taken or five days after the matter is first submitted to them, the Shares shall be voted in such manner that would be most likely to continue the status quo, without materially increasing Telewest's financial obligations or materially deviating from its approved budget and business plan.

7.10 TERMINATION OF VOTING ARRANGEMENTS. If at any time after December 31, 1999 the number of Pro Rata Shares attributable to either the TCI Member Group or the MediaOne Member Group decreases (other than as a result of a Transfer permitted by Section 11.3 or by Section 8.3 of the Relationship Agreement or as a result of a Related Transfer) by a number of Ordinary Shares that is greater than 43,000,000, the other Member Group may elect, by notice to the Member Group whose Pro Rata Shares have been so reduced, to terminate the provisions of
Section 7.9. After any such termination the members of the MediaOne Member Group and the TCI Member Group may direct the Board as to the manner in which their respective Pro Rata Shares are to be voted in their sole discretion, and any Shares owned by the Company that are not Pro Rata Shares of any Member shall be voted in the same way as the Pro Rata Shares of the Members are voted, in proportion to the Members' respective Ownership Interests.


ARTICLE  8:  LIABILITY  OF  MEMBERS

8.1 LIMITED LIABILITY. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) will be solely the debts, obligations and liabilities of the Company, and no Member of the Company (including any Person who formerly held such status) is liable or will be obligated personally for any such debt, obligation or liability of the Company solely by reason of such status.

8.2 CAPITAL CONTRIBUTION. Each Member is liable to the Company for [a] the Initial Contribution made under Section 4.3 and any Additional Contribution required or agreed to be made under Section 4.4 and 11.13 and [b] any Capital Contribution or Distribution that has been wrongfully or erroneously returned or made to such Member in violation of the Act, the Articles or this Agreement.

ARTICLE  9:  INTENTIONALLY OMITTED


ARTICLE  10:  ACCOUNTING  AND  REPORTING

10.1 FISCAL YEAR. For income tax and accounting purposes, the Fiscal Year of the Company will end on December 31 in each year (unless subsequently changed as provided in the Code).

10.2 ACCOUNTING METHOD. For income tax and accounting purposes, the Company will use the accrual method of accounting (unless otherwise required by the Code).

10.3 TAX RETURNS. The Company will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in any jurisdiction in which the Company does business.

10.4 REPORTS. The Company books will be closed at the end of each Fiscal Year and statements prepared showing the financial condition of the Company and its Profits or Losses from operations. Copies of these statements will be given to each Member. In addition, as soon as is practicable after the close of each Fiscal Year, and in any event by March 31 following the end of each Fiscal Year, the Company will provide each Member with all necessary tax reporting information.

10.5 BANKING. The Company may establish one or more bank or financial accounts and safe deposit boxes. The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable.


ARTICLE  11:  TRANSFER RESTRICTIONS

11.1 GENERAL RESTRICTION. No Person may Transfer all or any part of such Person's Ownership Interest in any manner whatsoever except as permitted by this
Article 11, and in any case only if the requirements of Section 11.7 have been satisfied. Any other Transfer of all or any part of an Ownership Interest is null and void. The rights and obligations of any resigning Member or of any Transferee of an Ownership Interest will be governed by the other provisions of this Agreement.

11.2 NO MEMBER RIGHTS. Except as provided in Section 11.9, no Member has the right or power to confer upon any Transferee the attributes of a Member in the Company. Except as provided in Section 11.9, the Transferee of all or any part of an Ownership Interest by operation of law does not, by virtue of such Transfer, succeed to any rights as a Member in the Company.

11.3 PERMITTED TRANSFEREES. A Member may Transfer all or any part of such Member's Ownership Interest at any time:

[a]             to an Affiliate of such Member;

[b]             to another Member; and

[c]             to the Company.

11.4 TRANSFER RESTRICTIONS LASTING THROUGH 1999. No Member shall Transfer all or a portion of its Ownership Interest on or before December 31, 1999 except pursuant to Section 11.3 unless (i) the prior written consent of the other Member Group is obtained, (ii) the other Member Group approves the identity of the Transferee, which approval may be withheld in the sole discretion of such other Member Group, and (iii) the Transferee (if such Transferee is an Affiliate of either MediaOne or TCI) executes a counterpart of the Relationship Agreement or another document to the same effect.

11.5  RIGHTS OF FIRST REFUSAL.

[a] If a Member proposes to Transfer all or part of its Ownership Interests to a Third Party or Parties after December 31, 1999 (except pursuant to Section 11.3), the Member desiring to make the Transfer (for purposes of this Section 11.5 only, the "Offeror") shall first make a written offer (for purposes of this Section 11.5 only, the "Offer") to sell such Ownership Interest to the Members included in the other Member Group (for purposes of this Section 11.5 only, the "Offerees") on the same terms and conditions on which the Offeror proposes to Transfer the Ownership Interest to the Third Party or Parties. Such offer shall state the price and the other terms and conditions of the proposed Transfer and shall be accompanied by a copy of the offer from the proposed Transferee. The price as so determined or stated in the Offeror's notice shall be, for purposes of this
                Section 11.5 only, the "Offer Price." The Offeror, for so long as the Offer shall remain outstanding, shall not request, nor shall the Company be obligated to make, a distribution of Shares in an amount in excess of the number of Pro Rata Shares that such Offeror shall have the right to receive in respect of the Ownership Interest, if any, to be retained by such Offeror after giving effect to such proposed Transfer.

[b] The Offerees shall have the right for a period of 30 days after receipt of the Offer to elect to purchase all, but not less than all, of the Ownership Interest offered at the Offer Price by giving written notice of acceptance to the Offeror within that period. If the Offerees do not elect to purchase all the Ownership Interest offered, the Offeror may Transfer the offered Ownership Interest pursuant to the terms disclosed under Section 11.5[a]. If the offered Ownership Interest is not Transferred within 90 days after the Offerees' option period expires, a new offer shall be made to the Offerees before any such Transfer is made.

[c] If the Third Party's offer involves consideration other than immediate payment of cash at closing, the Offerees may pay the Fair Market Value of such other consideration, as determined by agreement between the Offeror and the Offerees, in cash. If they cannot agree on such cash equivalent within seven days after the Offerees give notice of the election to purchase the offered Ownership Interest, the Offerees may, by written notice to the Offeror, initiate appraisal proceedings under Section 11.5[d] for determination of the Fair Market Value of such consideration. The Fair Market Value shall be determined without regard to income tax consequences to the Offeror as a result of receiving cash in lieu of other consideration. Once the Fair Market Value is determined, (i) the Offerees, in their sole discretion, may elect either to purchase the Ownership Interest in cash by giving notice of such election to the Offeror within 10 days after receipt of the appraiser's decision or to withdraw its acceptance of the Offer, and (ii) the Offeror may in its sole discretion withdraw the Offer provided that in such case it may not Transfer such Ownership Interests pursuant to the proposed Transfer.

[d] Any appraisal of the Fair Market Value of consideration shall be made by an appraiser jointly appointed by the Members. If the Members fail to agree on an appraiser within 20 days after receipt of the notice requiring or permitting an appraisal of Fair Market Value, each Member Group shall appoint one appraiser, which shall be an investment banking firm of national repute. The two appraisers so selected shall each make an appraisal of Fair Market Value within 30 days after their selection. If such determinations vary by 20% or more of the higher determination, the two appraisers shall select a third appraiser with similar qualifications which shall make its determination of such Fair Market Value within 30 days after its selection. Such third appraiser shall not be informed of or otherwise consider the appraisals of the other two in reaching its determination. The Fair Market Value shall be the average of the two closest values if three appraisals are made or, if the determinations of the first two appraisers vary by less than 20% of the higher of such two determinations, the average of those two determinations. Any Fair Market Value determined pursuant to this Section 11.5[d] shall be binding and conclusive. If any Member Group fails to appoint an appraiser as required hereunder, the other Member Group may refer the matter to the American Arbitration Association, which shall promptly appoint an appraiser hereunder on behalf of the Member Group failing to make such appointment.

[e] The closing of the purchase of an Ownership Interest by the Offerees shall take place within 60 days following the timely delivery to the Offeror of a written notice of acceptance pursuant to Section 11.5[b] or, if the provisions of Section 11.5[c] apply, within 60 days following the delivery to the Offeror of a written notice of election pursuant to clause (i) of the last sentence of Section 11.5[c]. The Offeror shall give customary representations and warranties regarding the title of such Ownership Interests to the Offerees.

[f] The Offerees may rescind their notice of acceptance given pursuant to Section 11.5[b] at any time on or prior to the 30th day following the date of such notice of acceptance (but not thereafter) if (i) prior to the date of such notice of acceptance the Offerees had sought in good faith a waiver from the City Panel with respect to the application of any provision of Rule 9 of the City Code on Take-overs and Mergers which absent such waiver would require the Offerees to offer to purchase all of the outstanding Ordinary Shares and (ii) such waiver or any shareholder approval required by the City Panel has been denied (or has not been granted as of the last day of such rescission period).

11.6  CHANGE IN CONTROL OF A SHAREHOLDER GROUP.

[a] If at any time there is an involuntary Change in Control with respect to either the TCI Shareholder Group or the MediaOne Shareholder Group, the Member Group included in the Shareholder Group experiencing the Change in Control (the "Subject Group") shall give notice to the other Member Group promptly after the Subject Group becomes aware of the Change in Control. If at any time either Shareholder Group experiences a voluntary Change in Control, the Subject Group shall give notice to the other Member Group promptly after the terms of the Change in Control are set forth in a binding agreement. The Member Group not affected by such Change in Control (the "Responding Group") must within 30 days after its receipt of such notice give notice to the Subject Group either [a] consenting to the Change in Control or [b] stating the price per percentage of Ownership Interest at which the Responding Group is willing to sell all of its Ownership Interests to the Subject Group or to buy all of the Subject Group's Ownership Interests (the "Quoted Price"). Failure to give notice of such election within the time permitted shall be deemed consent to the Change in Control.

[b] If the Responding Group does not consent to the Change in Control, the Subject Group must, within 30 days after its receipt of the Responding Group's notice, give notice to the Responding Group of its election to sell all of its Ownership

                Interests to the Responding Group or to buy all of the Responding Group's Ownership Interests, in either case at the Quoted Price. Following the giving of notice of a Change in Control pursuant to this Section 11.6 and prior to (i) receipt by the Subject Group (or deemed receipt) of consent to such Change of Control or (ii) the closing of the sale of the Subject Group's or the Responding Group's Ownership Interests, no Member shall request, nor shall the Company be obligated to make, any voluntary Distribution of Shares. Any purchase of Ownership Interests pursuant to this Section 11.6 may be made only by a Member.

11.7 GENERAL CONDITIONS ON TRANSFERS. No Transfer of an Ownership Interest will be effective unless all of the conditions set forth below are satisfied:

[a] unless waived by the Company, the Transferor signs and delivers to the Company an undertaking in form and substance reasonably satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the Transfer (including, but not limited to, reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the Transfer, and the cost and fees attributable to preparing, filing and recording such amendments to the Articles or other organizational documents or filings as may be required by law);

[b] the Transferor signs and delivers to the Company a copy of the assignment of the Ownership Interest to the Transferee in form and substance reasonably satis factory to the Company;

[c] the Transferee signs and delivers to the Company an agreement to be bound by this Agreement if the Transferee is not a Member or the Company; and

[d]             the Transfer is in compliance with the other provisions of this
                Article 11.

11.8 RIGHTS OF TRANSFEREES. Except as provided in Section 11.9, any Transferee of an Ownership Interest will, on the effective date of the Transfer, have only those rights of an assignee specified in the Act unless and until such Transferee is admitted as a Member. This provision limiting the rights of a Transferee will not apply if such Transferee is already a Member; provided that any Member who resigns or retires from the Company in contravention of Section
3.6 will have only the rights of a Transferee who has not been admitted as a Member in accordance with this Agreement. Any Transferee of all or any part of an Ownership Interest who is not admitted as a Member in accordance with this Agreement has no right [a] to participate or interfere in the management or administration of the Company's business or affairs, [b] to vote or agree on any matter affecting the Company or any Member, [c] to require any information on account of Company transactions or [d] to inspect the Company's books and records. The only right of a Transferee of all or any part of an Ownership Interest who is not admitted as a Member in accordance with this Agreement is to receive the allocations and Distributions to which the Transferor was entitled (to the extent of the Ownership Interest Transferred). However, each Transferee of all or any part of an Ownership Interest (including both immediate and remote Transferees) will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if such Transferee were a Member. With respect to any Ownership Interest Transferred, the Transferor Member shall not possess any right or power as a Member and may not exercise any such right or power directly or indirectly on behalf of the Transferee. Neither the Company nor any Member will owe any fiduciary duty to any Transferee who is not admitted as a Member.

11.9 ADMISSION. A Transferee of an Ownership Interest will become a Member of the Company only upon the affirmative unanimous Vote of Members, effective upon a date specified (which must be on or after the effective date of the Transfer, as determined under Section 11.7). Notwithstanding the foregoing, upon compliance with Section 11.7, a Transferee which is an Affiliate of a Member shall automatically become and be admitted as a Member without any action on the part of the other Members.

11.10 SATISFACTION OF LEGAL REQUIREMENTS. Notwithstanding any other provision of this Article 11, no Member may Transfer any Shares or Ownership Interests unless it has complied with all applicable legal requirements, including without limitation applicable United States federal and state securities laws. Upon the exercise of any option to acquire Shares or Ownership Interests hereunder, the Members shall use commercially reasonable efforts to obtain any necessary consents or approvals of any governmental authorities or other Third Parties necessary to effect such Transfer.

11.11 CLOSING. The closing of the purchase of any Ownership Interests by a Member pursuant to this Article 11 shall take place at the Company's principal offices on a day specified by the purchaser (other than a Saturday, Sunday or day on which banking institutions in New York are required by law to be closed) which is no more than 90 days after the date of exercise of the applicable purchase option (or within the period of time provided by Section 11.5[e], if applicable) or, if later, the date on which all necessary consents to such Transfer by governmental authorities shall have been obtained. At the closing the selling Member shall deliver a written assignment of Ownership Interests to be sold free and clear of any lien, charge or encumbrance, and such other documents as may be reasonably necessary to effectuate the sale. The purchase price, to the extent it consists of cash, shall be paid in U.S. dollars in immediately available funds.

11.12 EVENTS OF WITHDRAWAL. An Event of Withdrawal of a Member occurs upon [a] such Member's resignation from the Company, [b] such Member's Bankruptcy or [c] the occurrence of any other event which terminates the continued membership of such Member in the Company (including the dissolution of that Member). Within 10 days after the occurrence of any such event, the Member experiencing the Event of Withdrawal (or such Member's legal representative or other successor in interest) will give notice to the Company of the occurrence of the Event of Withdrawal. Upon the occurrence of an Event of Withdrawal with respect to a Member, such Member will cease to have any voting and consent rights under
Article 3 and will have only the limited rights of a Transferee who has not been admitted as a Member in accordance with this Agreement, as set forth in Section 11.8.

11.13 OBLIGATION TO CONTRIBUTE ADDITIONAL SHARES TO COMPANY. Each Member agrees that, if any Shareholder included in its Member Group acquires additional Shares after the date of this Agreement and before any Pro Rata Shares are distributed to any Member pursuant to Section 6.5, the beneficial interests in all of such Shares will be contributed to the Company as an Additional Contribution, with a corresponding increase in the Ownership Interest of such Member pursuant to
Section 4.4 (or the issuance of an Ownership Interest to such Shareholder, who shall be admitted as a Member, if such Shareholder is not already a Member).

11.14 COVENANT RELATING TO RULE 9 OF CITY CODE. Each Member covenants to and agrees with the other Member that, in the event it or any member of the Shareholder Group in which it is included elects to purchase Shares or Ownership Interests, or is deemed to have made such an election pursuant to this Agreement, it shall fulfill all obligations arising pursuant to Rule 9 of the City Code on Takeovers and Mergers and shall pay all consideration and expenses attributable to the Shareholders, the Members and the Company (but not Telewest) in connection therewith.


ARTICLE  12:  DISSOLUTION  OF  THE  COMPANY

12.1 DISSOLUTION. Dissolution of the Company will occur upon the happening of any of the following events: [a] the sale of all or substantially all of the Company's assets; [b] the unanimous Vote of the Members; [c] April 1, 2045, unless the Company is continued by the unanimous Vote of the Members; [d] a sale of all or substantially all the assets of Telewest (other than by merger, share exchange, scheme of arrangement, recapitalization or similar transaction); [e] a merger or consolidation of Telewest pursuant to which all the voting securities of the merged or consolidated entity are held by Persons other than the Company and the Shareholders; or [f] a reduction in the number of Shares in respect of which the Company and the TCI Shareholder Group and the MediaOne Shareholder Group in the aggregate hold voting rights so that such Shares represent, for a period of 10 consecutive days or longer, less than 50% of the voting power of all of Telewest's issued and outstanding share capital at that time unless the Members unanimously Vote to continue the Company.

12.2 EXCLUSIVE MEANS OF DISSOLUTION. The exclusive means by which the Company may be dissolved are set forth in Section 12.1. The Company will not be dissolved upon the death, retirement, resignation, expulsion, Bankruptcy or dissolution of any Member or upon the occurrence of any other event which terminates the continued membership of any Member in the Company.


ARTICLE  13:  LIQUIDATION

13.1 LIQUIDATION. Upon Dissolution of the Company, the Company promptly will file a statement of intent to dissolve with the Colorado Secretary of State as required by the Act and will thereafter wind up its affairs and liquidate. The Member owning the largest Ownership Interest, or if such Member fails to act, any Person appointed by unanimous Vote of the Members, will act as liquidating trustee. The winding up and Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated to Members and credited or charged to Capital Accounts in accordance with the provisions of Articles 4 and 5. Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidation process as such Person deems necessary. Until the filing of articles of dissolution under
Section 13.6, the liquidating trustee may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make distributions in accordance with the priorities set forth in Section 13.2.

13.2 PRIORITY OF PAYMENT. The assets of the Company will be distributed in Liquidation of the Company in the following order:

[a] Creditors. First, to creditors by the payment or provision for payment of the debts and liabilities of the Company (other than any loans or advances made by any Member or any of its Affiliates) and the expenses of Liquidation.

[b] Reserves. Second, to the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company.

[c] Loans. Third, to the repayment of any loans or advances made by any Member or any Affiliate of a Member (proportionately if the amount available for such repayment is insufficient for payment in full).

[d] Capital Accounts. Fourth, to the payment to the Members of their respective Capital Account balances as adjusted for their respective shares of liquidating Profits and Losses.

[e] Balance. Fifth, the balance, if any, to the Members in the ratio of their Ownership Interests.

13.3 DISTRIBUTION TO MEMBERS. Distributions in Liquidation due to the Members will be made by distributing the Company assets to the Members at their net Fair Market Value in kind unless all Members unanimously agree in writing to the sale of the Company's assets and the Distribution of the proceeds thereof. Any liquidating Distribu tion in kind to the Members may be made either by a pro rata Distribution of Shares (pursuant to Section 6.5, if applicable) or, with respect to other assets, undivided interests in such assets or, if the Members unanimously agree in writing, by non pro rata Distribution of specific assets at Fair Market Value on the effective date of Distribution. Any Distribution in kind may be made subject to, or require assumption of, liabilities to which such property may be subject, but in the case of any non pro rata Distribution only upon the express written agreement of the Member receiving the Distribution. Each Member hereby agrees to save and hold harmless the other Members from such Member's share of any and all such liabilities which are taken subject to or assumed. Appropriate and customary prorations and adjustments shall be made incident to any Distribution in kind.

13.4 DEFICIT CAPITAL ACCOUNT. Except as otherwise specifically provided in
Section 4.4, nothing contained in this Agreement imposes on any Member an obligation to make an Additional Contribution in order to restore a deficit Capital Account upon Liquidation of the Company. Each Member will look solely to the assets of the Company for the return of such Member's Capital Contribution.

13.5 LIQUIDATING REPORTS. A report will be submitted by the liquidating trustee with each liquidating Distribution to Members showing the collections, disbursements and distributions during the period which is subsequent to any previous report. A final report, showing cumulative collections, disbursements and Distributions, will be submitted by the liquidating trustee upon completion of the liquidation process.

13.6 ARTICLES OF DISSOLUTION. Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file articles of dissolution with the Colorado Secretary of State pursuant to the Act. At such time, the Company also will file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.


ARTICLE  14:  GENERAL  PROVISIONS

14.1 AMENDMENT. This Agreement may be amended only by the unanimous Vote of the Members. Any amendment will become effective upon such Vote, unless otherwise provided. Written notice of any proposed amendment must be given at least 5 days in advance of the meeting at which the amendment will be considered (unless the Vote is evidenced by duly signed minutes of action). Any amendment to this Agreement is binding upon, and inures to the benefit of, each Member who holds an Ownership Interest at or after the time of such amendment, without the requirement that such Member sign the amendment or any republication or restatement of this Agreement.

14.2 UNREGISTERED INTERESTS. Each Member [a] acknowledges that the Ownership Interests in the Company are being offered and sold without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, [b] acknowledges that such Member is fully aware of the economic risks of an investment in the Company, and that such risk must be borne for an indefinite period of time, [c] represents and warrants that such Member is acquiring an Ownership Interest for such Member's own account, for investment, and with no view to the distribution of the Ownership Interest and [d] agrees not to Transfer, or to attempt to Transfer, all or any part of such Ownership Interest without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements.

14.3 RELIANCE. Each Member will be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements by [a] any of the Company's other Members, employees or committees or [b] any other Person who has been selected with reasonable care as to matters such Member reasonably believes are within such other Person's professional or expert competence. Matters as to which such reliance may be made include the value and amount of assets, liabilities, Profits and Losses of the Company, as well as other facts pertinent to the existence and amount of assets from which Distributions to Members may properly be made.

14.4 EQUITABLE RELIEF. If any Person proposes to Transfer all or any part of such Person's Ownership Interest in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting such proposed Transfer except upon compliance with the terms of this Agreement, and the Company or any Member may institute and maintain any action or proceeding against the Person proposing to make such Transfer to compel the specific performance of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or proceeding is brought irrevocably waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that an adequate remedy at law exists.

14.5 SPECIFIC PERFORMANCE. The Members agree that each would be irreparably damaged if any Member failed to perform any obligation under this Agreement, and that such Member would not have an adequate remedy at law for money damages in such event. Accordingly, each Member will be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that such Member may have under this Agreement, at law or in equity.

14.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together will constitute one agreement.

14.7 NOTICES. All notices under this Agreement will be in writing and will be delivered or mailed addressed [a] if to the Company, at the Company's principal business office, and [b] if to any Member, at such Person's address as then appearing on the records of the Company.

14.8 DEEMED NOTICE. All notices given to any Person in accordance with this Agreement will be deemed to have been duly given [a] on the date of receipt if personally delivered, [b] three days after being sent by registered or certified mail, postage prepaid, return receipt requested, [c] when sent by confirmed electronic facsimile transfer or [d] one business day after having been sent by a nationally recognized overnight courier service.

14.9 WAIVERS GENERALLY. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

14.10 PARTIAL INVALIDITY. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such holding will not affect any other provision of this Agreement. In such event, this Agreement will continue in force and will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

14.11 ENTIRE AGREEMENT. This Agreement, the Contribution Agreement and the Relationship Agreement contain the entire agreement and understanding of the Members with respect to their subject matter, and supersede all prior and contemporaneous written and oral agreements with respect thereto.

14.12 NO THIRD PARTY BENEFIT. The contribution obligations of each Member will inure solely to the benefit of the other Members and the Company, without conferring on any other Person any rights of enforcement or other rights.

14.13 BINDING EFFECT. This Agreement is binding upon, and inures to the benefit of, the Members and their permitted Transferees.

14.14 FURTHER ASSURANCES. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

14.15 HEADINGS. Article and Section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

14.16 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural include the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The terms "shall" and "will" both refer to an obligation that is mandatory.

14.17 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Colorado without considering any conflicts of law principles. Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement except as otherwise required by the Act.

14.18 RESTRICTIVE TRADE PRACTICES ACT. Any provision contained in this Agreement or in any arrangement of which this Agreement forms part by virtue of which this Agreement or such arrangement is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 of England will not come into effect until the day following the date on which particulars of this Agreement and of any such arrangement have been furnished to the Office of the Director General of Fair Trading in accordance with the requirements of such Acts.

In Witness Whereof, the Members have signed this AMENDED AND RESTATED OPERATING AGREEMENT OF TW HOLDINGS, L.L.C. to be effective September 11, 1998.

                                           UNITED ARTISTS PROGRAMMING-
                                           EUROPE, INC.


                                           By:
                                                --------------------------------
                                           Its:
                                                --------------------------------


                                           MEDIAONE CABLE PARTNERSHIP
                                           HOLDINGS, INC.


                                           By:
                                                --------------------------------
                                           Its:
                                                --------------------------------


                                           MEDIAONE UK CABLE, INC.


                                           By:
                                                --------------------------------
                                           Its:
                                                --------------------------------

                                    EXHIBIT A

                              CAPITAL CONTRIBUTIONS


                                             Initial                    Additional               Ownership
                                          Contribution                  Contribution             Interest
                                          ------------                  ------------             ---------
United Artists                          $1,000 plus
Programming-Europe, Inc.                378,750,000 Shares              _______ Shares             50.00%

MEDIAONE UK Cable, Inc.                 $912.90 plus
                                        345,744,800 Shares              _______ Shares             45.67%


MEDIAONE Cable Partnership              $87.10 plus
Holdings, Inc.                          33,005,200 Shares               _______ Shares              4.33%

                                      A-1